You Can Bet On Us



GMG
GOLDEN MATRIX GROUP

FY 22 Q3
CORPORATE HIGHLIGHTS

Forward-Looking **Statements**

Certain statements made in this Presentation contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified using statements that include words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company's control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company's ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock and/or acquisitions; the Company's ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company's expectations for future growth, revenues, and profitability; the Company's expectations regarding future plans and timing thereof; the Company's reliance on its management; the fact that the Company's chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products, and increases in the cost of capital, related thereto, among other affects thereof, on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company's lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of current and future regulation, the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products, including potential recessions and global economic slowdowns.

Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this Presentation are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company's financial results is included from time to time in the "Special Note Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company's Transition Report on Form 10-K for the nine month transition period ended October 31, 2021 and its Quarterly Report on Form 10-Q for the quarter ended July 31, 2022. These reports are filed with the SEC and available at www.sec.gov. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future event or otherwise, made in this Presentation or in any of its Securities and Exchange Commission (SEC) filings or public disclosures, except as required by law.

Financial **Highlights**

The Company continues to demonstrate excellent momentum, strength and resilience. During the nine months ended July 31, 2022, the Company increased Net Revenues, Net Profits, strengthened its balance sheet and as a result further positioned itself for possible future acquisitions.

THREE MONTHS REVENUES

+180% Last Year* ^^

Revenues of **$9,101,541** for the 3 months ended July 31, 2022 compared to the 3 months ended July 31, 2021 of **$3,251,354**

May 2022-Jul 2022	$9,101,541
May 2021-Jul 2021	$3,251,354

THREE MONTHS NET INCOME ATTRIBUTABLE TO GMGI

+30% Last Year*

Net income attributable to GMGI of **$628,332** for the 3 months ended ended July 31, 2022 compared to the 3 months ended July 31, 2021 of **$484,613**

May 2022-Jul 2022	$628,332
Feb 2021-Apr 2021	$484,613

NINE MONTHS REVENUES

+237% Last Year** ^^

Revenues of **$26,461,389** for the 9 months ended ended July 31, 2022 compared to the 9 months ended July 31, 2021 of **$7,842,271**

Nov 2021-Jul 2022	$26,461,389
Nov-2020-Jul 2021	$7,842,271

NINE MONTHS NET INCOME ATTRIBUTABLE TO GMGI

+135% Last Year**

Net income attributable to GMGI of **$1,564,695** for the 9 months ended July 31, 2022 compared to the 9 months ended July 31, 2021 of **$664,757**

Nov 2021-Jul 2022	$1,564,695
Nov-2020-Jul 2021	$664,757

ASSETS

+63% Oct 31, 2021 ^^

Assets of **$33,385,620** which is an increase of **63%** compared to the previous fiscal year end at October 31, 2021 of **$20,458,948.**

July 31, 2022	$33,385,620
October 31, 2021	$20,458,948

SHAREHOLDERS' EQUITY OF GMGI

+41% Oct 31, 2021

Shareholders' Equity of GMGI of **$26,753,460** which is an increase of **41%** compared to the previous fiscal year end at October 31, 2021 of **$18,928,109.**

July 31, 2022	$26,753,460
October 31, 2021	$18,928,109

**Last year: three-month period from May 1, 2021 to July 31, 2021*
***Last year: nine-month period from November 1, 2020 to July 31, 2021*
^^The revenues, and total assets referenced in this presentation include the 20%, held in RKingsCompetitions Ltd by minority interests. More detailed information on minority interest factors can be found in our most recent Quarterly Reports on Form 10-Q



GMG
GOLDEN MATRIX GROUP

Brian Goodman
Chief Executive Officer

CEO MESSAGE

The Company's strong performance is underpinned by both our B2B and B2C businesses, illustrating the strength of what we believe is our unrivalled technology, the strong reputation held by the Company in online gaming and most importantly the ability, dedication and loyalty of our team.

Our results speak for themselves.

We are pleased with our strong revenues and net profits performance in the third quarter. This performance was driven by healthy underlying customer behavior and our ability to capture efficiencies within the business. Revenues for the quarter increased by 180% when compared to the 3 months ended July 31, 2021, and Net Profit increased by 30% compared to the 3 months ended July 31, 2021.

Since launching the new RKings System, built by our inhouse development team, we have added innovative features and functionality and we have implemented exciting new growth initiatives, that have delivered promising results in this quarter. We expect that the new RKings system will continue to improve user acquisition, retention, and engagement trends in the next quarter.

The GMX-Ag (aggregate) platform continues to perform well, and we are constantly signing new operators and working to expand into new global markets.

We have made substantial progress in the execution of our global strategy with respect to expanding our B2C businesses across the globe. The Company is already in the process of launching its B2C casino business in Mexico and we are confident that we will continue to grow our overall business in Latin America and beyond.

We continue to evaluate new opportunities in both B2B and B2C spaces and, we also continue to seek suitable acquisitions that we believe would be accretive to earnings.

I would like to thank my Board, Executive management and entire team, who have all contributed to the recent record performance and excellent financial results.